Exhibit 99.1

Carter’s, Inc. Announces Preliminary Fourth Quarter and Fiscal 2006 Results
and Provides Outlook for Fiscal 2007

          ATLANTA, Feb. 13 /PRNewswire-FirstCall/ -- Carter’s, Inc. (NYSE: CRI), the largest branded marketer in the United States of apparel exclusively for babies and young children, today announced its preliminary unaudited fourth quarter and fiscal 2006 financial results and provided its outlook for fiscal 2007.

          2006 Highlights:

          Consolidated net sales for the fourth quarter of fiscal 2006 were $377.5 million, up 7.7% compared to the fourth quarter of fiscal 2005.  Diluted earnings per share for the fourth quarter of fiscal 2006 were $0.45, including non-cash charges of $0.01 per diluted share of intangible amortization resulting from the acquisition of OshKosh B’Gosh, Inc. (the “Acquisition”), and $0.01 per diluted share related to stock-based compensation resulting from the adoption of Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (“SFAS 123R”).

          Consolidated net sales for fiscal 2006 were $1.343 billion, up 19.8% compared to fiscal 2005.  Diluted earnings per share for fiscal 2006 were $1.42, including non-cash charges of $0.05 per diluted share of intangible amortization resulting from the Acquisition and $0.04 per diluted share related to stock-based compensation resulting from the adoption of SFAS 123R. The results for the fourth quarter and fiscal 2006 are preliminary, have not been audited, and, therefore, may change.

          “The strong momentum of our Carter’s wholesale and mass channel segments helped offset the weakness in our retail segment.  The negative trends in our retail stores continued through the fourth quarter of 2006 and are impacting our 2007 results,” said Fred Rowan, Chairman and CEO.  “Our retail store performance has been negatively impacted by changes in the mix and levels of inventory in our stores, and while we’ve made good progress reducing OshKosh’s cost structure in 2006, more work is required to improve the scope and performance of its product offering.  We’ve developed plans to improve the performance of our retail stores and OshKosh product performance, which we will discuss on our upcoming earnings call, but we don’t expect to realize the benefits of these improvements until the second half of 2007.  Accordingly, we’ve lowered our outlook for growth for 2007.”

          2007 Outlook:

          Our business outlook is based on our current expectations and includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act.  Although the Company believes the comments reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct.

          We currently expect consolidated net sales in the first quarter of fiscal 2007 will be $305 million, up 3%, and diluted earnings per share in the first quarter will be $0.14, down 46%, each as compared to the first quarter of fiscal 2006.  For fiscal 2007, we expect consolidated net sales will be $1.400 billion to $1.415 billion, up 4% to 5%, and diluted earnings per share will be $1.42 to $1.49, flat to up 5%, each as compared to fiscal 2006.  Our fiscal 2007 estimates assume no growth in comparable store sales, fewer store openings and less contribution from our OshKosh wholesale segment than previously planned.  These estimates exclude any restructuring charges that may arise as a result of executing our 2007 plan.

          The Company will release its fiscal 2006 audited financial results on February 20, 2007.  The Company will discuss those results and its fiscal 2007 guidance on its earnings call scheduled for February 21, 2007.  For more information on Carter’s, Inc., please visit www.carters.com.

          Cautionary Language

          Statements contained herein that relate to the Company’s future performance, including, without limitation, statements with respect to the Company’s anticipated results for fiscal 2006, fiscal 2007 or any other future period, are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such statements are based on current expectations only, and are subject to certain risks, uncertainties, and assumptions.  Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated, or projected.  Factors that could cause actual results to materially differ include a decrease in sales to, or the loss of one or more of the Company’s key customers, the acceptance of our products in the marketplace, deflationary pressures on our prices, disruptions in foreign supply sources, negative publicity, increased competition in the baby and young children’s apparel market, our substantial leverage, which increases our exposure to interest rate risk and could require us to dedicate a substantial portion of our cash flow to repay principal, changes in consumer preference and fashion trends, a decrease in the overall level of consumer spending, the impact of governmental regulations and environmental risks applicable to the Company’s business, our ability to identify new locations and negotiate appropriate lease terms for our retail stores, our ability to attract and retain key individuals within the organization, failure to realize the savings and other benefits that we expect from Acquisition-related cost reduction initiatives, and seasonal fluctuations in the children’s apparel business.  These risks are described in our most recently filed Annual Report on Form 10-K under the heading “Risk Factors” and “Statement Regarding Forward-Looking Statements.”  The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

          Contact:
          Eric Martin
          Vice President, Investor Relations
          (404) 745-2889

SOURCE  Carter’s, Inc.
          -0-                                        02/13/2007
          /CONTACT: Eric Martin, VP, Investor Relations, +1-404-745-2889/
          /Web site:  http://www.carters.com/
          (CRI)